EXHIBIT 5.1
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                                   Locke Liddell & Sapp LLP
                                    Attorneys & Counselors
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2200 Ross Avenue                                                              (214) 740-8000
Suite 2200                                                               Fax: (214) 740-8800
Dallas, Texas 75201-6776      Austin  Dallas  Houston  New Orleans      www.lockeliddell.com
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                                February 25, 2002

Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive
Suite  300
Houston,  Texas  77008

     Re: 198,098 Common Shares of Beneficial Interest of Weingarten Realty Investors

Gentlemen:

       We are acting as securities counsel to Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), in connection with the issuance and sale of 198,098 common shares of beneficial interest, par value $.03 per share (the "Shares"), issued by the Company in accordance with the terms of a Purchase Agreement (the "Purchase Agreement"), dated February 25, 2002, by and between the Company and Cohen & Steers Quality Income Realty Fund, Inc., and a Placement Agency Agreement (the "Placement Agency Agreement"), dated February 25, 2002, by and between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Placement Agent. In such capacity, we have participated in the preparation of the Registration Statement of the Company on Form S-3, including all amendments thereto, which Form S-3 was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), under Registration No. 333-57508 and which was declared effective on October 30, 2001 (the "Registration Statement"), and the related prospectus, dated October 30, 2001 (the "Base Prospectus"), and prospectus supplement, dated February 25, 2002 (the "February Prospectus Supplement").

     In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Restated Declaration of Trust of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, (b) the Registration Statement, (c) the Base Prospectus, (d) the February Prospectus Supplement and (e) the resolutions of the Board of Trust Managers of the Company and the Pricing Committee authorizing the issuance, offering and sale of the Shares (the "Resolutions"). In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to


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us  as  certified  or  photostatic  copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the registration of the Shares under the Registration Statement has been duly authorized, and upon issuance, delivery and payment therefor pursuant to the authority granted in the Resolutions, and in accordance with the Purchase Agreement and the Placement Agency Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses.

     We consent to your filing this opinion as an exhibit to the Current Report on Form 8-K dated February 25, 2002.

      This opinion is rendered only to you and is for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose other than your investors, without our prior written consent.

                                       Very  truly  yours,

                                       LOCKE  LIDDELL  &  SAPP  LLP

                                       By:  /s/  Gina  E.  Betts
                                            ----------------------
                                                Gina  E.  Betts


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